Press Release Exhibit 99.1

Investor Contact:
Charlotte McLaughlin
Vice President, Investor Relations
(404) 853-1456
investorrelations@acuitybrands.com

Media Contact:
Candace Steele Flippin
Chief Communications Officer
candace@acuitybrands.com

Acuity Brands Reports Fiscal 2022 Fourth-Quarter and Full-Year Results
Strong Full-Year Performance with Record Net Sales
Delivering Operating Profit and Diluted EPS Growth

■Increased Net Sales 12% in Q4'2022; 16% in FY'2022 Over the Prior Year
■Increased Diluted EPS 28% in Q4'2022; 32% in FY'2022 Over the Prior Year
■Deployed Additional $107M to Share Repurchases in Q4'2022; $512M for FY'2022

ATLANTA, October 4, 2022 - Acuity Brands, Inc. (NYSE: AYI) (the "Company") a market-leading industrial technology company announced net sales of $1.11 billion for the fiscal fourth quarter ended August 31, 2022, an increase of 11.8 percent, or $117.6 million compared to the same period in 2021. Diluted earnings per share ("EPS") was $3.48 in the fourth quarter of fiscal 2022, an increase of 27.9 percent, or $0.76, as compared to the prior year.

"We continued to deliver strong results in the fiscal fourth quarter, concluding what has been a very good fiscal 2022.” stated Neil Ashe, Chairman, President and Chief Executive Officer of Acuity Brands, Inc. “We had strong demand across our end markets, and we demonstrated our ability to capture price and drive volume through product vitality and service in both our lighting and spaces businesses throughout this fiscal year."

Gross profit was $462.5 million in the fourth quarter of fiscal 2022, an increase of $43.2 million, or 10 percent, as compared to prior year. Gross profit as a percent of net sales was 41.7 percent in the fourth quarter of fiscal 2022, a decrease of 50 basis points as compared to the prior year.

Operating profit was $149.6 million in the fourth quarter of fiscal 2022, an increase of $16.8 million, or 12.7 percent, as compared with the prior year. Operating profit as a percent of net sales was 13.5 percent of net sales in the fourth quarter of fiscal 2022, an increase of 10 basis points as compared with the prior year.

Press Release Exhibit 99.1

Adjusted operating profit was $169.7 million in the fourth quarter of fiscal 2022, an increase of $13.3 million, or 8.5 percent, as compared to the prior year. Adjusted operating profit as a percent of net sales was 15.3 percent in the fourth quarter of fiscal 2022, a decrease of 50 basis points from 15.8 percent in the same period of fiscal 2021.

Net income was $115.4 million in the fourth quarter of fiscal 2022, an increase of $17.3 million, or 17.6 percent, as compared to the prior year. Diluted earnings per share was $3.48 in the fourth quarter of fiscal 2022, an increase of $0.76, or 27.9 percent, from $2.72 in the same period of fiscal 2021.

Adjusted net income was $130.8 million in the fourth quarter of fiscal 2022, an increase of $13.1 million, or 11.1 percent, as compared to the prior year. Adjusted diluted earnings per share was $3.95 in the fourth quarter of fiscal 2022, an increase of $0.68, or 20.8 percent, from $3.27 in the same period of fiscal 2021.

Full-Year 2022 Summary

Net sales increased $545.1 million, or 15.7 percent, to $4.01 billion for the full year of fiscal 2022, from $3.46 billion in the full year of fiscal 2021.

Gross profit was $1.7 billion for the full year of fiscal 2022, an increase of $197.7 million, or 13.4 percent, as compared to the prior year. Gross profit margin was 41.8 percent for the full year of fiscal 2022, a decrease of 80 basis points as compared to the prior year.

Operating profit was $509.7 million for the full year of fiscal 2022, an increase of $82.1 million, or 19.2 percent, as compared to the prior year. Operating profit as a percent of net sales was 12.7 percent for the full year of fiscal 2022, an increase of 30 basis points, from 12.4 percent in the same period of fiscal 2021.

Adjusted operating profit was $588.1 million for the full year of fiscal 2022, an increase of $81.8 million, or 16.2 percent, as compared to the prior year. Adjusted operating profit as a percent of net sales was 14.7 percent for the full year of fiscal 2022, an increase of 10 basis points from 14.6 percent in the same period of fiscal 2021.

Net income was $384.0 million for the full year of fiscal 2022, an increase of $77.7 million, or 25.4 percent as compared to the prior year. Diluted earnings per share was $11.08 for the full year of fiscal 2022, an increase of $2.70, or 32.2 percent, from $8.38 in the same period of fiscal 2021.

Adjusted net income was $444.4 million for the full year of fiscal 2022, an increase of $72.7 million, or 19.6 percent, as compared to the prior year. Adjusted diluted earnings per share was $12.83 for the full year of fiscal 2022, an increase of $2.66, or 26.2 percent, from $10.17 in the same period of fiscal 2021.

Segment Performance

Acuity Brands Lighting and Lighting Controls (ABL)

Fourth-Quarter Results

Press Release Exhibit 99.1
ABL generated net sales of $1.06 billion in the fourth quarter of fiscal 2022, an increase of $108.1 million, or 11.4 percent, as compared to the prior year.
▪Independent Sales Network generated sales of $737.1 million, an increase of $74.0 million, or 11.2 percent, as compared to the prior year.
▪Direct Sales Network generated sales of $114.9 million, an increase of $12.8 million, or 12.5 percent, as compared to the prior year.
▪Retail channel generated sales of $44.0 million, a decrease of $1.7 million, or 3.7 percent, as compared to the prior year.
▪Corporate Accounts channel generated sales of $73.0 million, a decrease of $2.6 million, or 3.4 percent, as compared to the prior year.
▪Our Other channel generated sales of $86.0 million, an increase of $25.6 million, or 42.4 percent, as compared to the prior year.

ABL operating profit was $151.4 million in the fourth quarter of fiscal 2022, an increase of $2.1 million, or 1.4 percent, as compared to the prior year. ABL operating profit as a percent of ABL net sales was 14.4 percent in the fourth quarter of fiscal 2022, a decrease of 140 basis points from 15.8 percent in the same period of fiscal 2021.

ABL adjusted operating profit was $161.7 million in the fourth quarter of fiscal 2022, an increase of $2.6 million, or 1.6 percent, as compared to the prior year. ABL adjusted operating profit as a percent of ABL net sales was 15.3 percent in the fourth quarter of fiscal 2022, a decrease of 150 basis points from 16.8 percent in the same period of fiscal 2021.

Full-Year Results

ABL generated net sales of $3.8 billion for the full year of fiscal 2022, an increase of $522.8 million, or 15.9 percent as compared to the prior year.

ABL operating profit was $545.6 million for the full year of fiscal 2022, an increase of $69.4 million, or 14.6 percent, as compared to the prior year. ABL adjusted operating profit was $586.6 million for the full year of fiscal 2022, an increase of $71.5 million, or 13.9 percent, from the same period of fiscal 2021.

Intelligent Spaces Group (ISG)

Fourth-Quarter Results

ISG generated net sales of $61.4 million in the fourth quarter of fiscal 2022, an increase of $10.9 million, or 21.6 percent, as compared to the prior year.

ISG operating profit was $10.3 million in the fourth quarter of fiscal 2022, an increase of $8.3 million compared to the prior year. ISG adjusted operating profit was $14.6 million in the fourth quarter of fiscal 2022, an increase of $8.6 million, as compared to the prior year.

Full-Year Results

ISG generated net sales of $216.1 million for the full year of fiscal 2022, an increase of $26.1 million, or 13.7 percent, as compared to the prior year.

Press Release Exhibit 99.1

ISG operating profit was $22.7 million for the full year of fiscal 2022, an increase of $12.8 million compared to the prior year. ISG adjusted operating profit was $39.9 million for the full year of fiscal 2022, an increase of $14.3 million as compared to the prior year.

Cash Flow and Capital Allocation

Net cash from operating activities was $316.3 million for the full year of fiscal 2022, a decrease of $92.4 million, or 22.6 percent as compared to the prior year as we invested in working capital to support our growth.

During the full year of fiscal 2022, the Company repurchased approximately 3 million shares of common stock for a total of $512 million.

Form 10-K Filing

The independent registered public accounting firm’s audit report with respect to the Company’s fiscal year-end financial statements will not be issued until the Company files its annual report on Form 10-K, including its evaluation of the effectiveness of internal controls over financial reporting. Accordingly, the financial results reported in this earnings release are preliminary pending completion of the audit.

Today's Call Details

The Company is planning to host a conference call at 8:00 a.m. (ET) today, Tuesday, October 4, 2022. Neil Ashe, Chairman, President and Chief Executive Officer of Acuity Brands, Inc. will lead the call.
The conference call and earnings release can be accessed via the Investor Relations section of the Company's website at www.investors.acuitybrands.com. A replay of the call will also be posted to the Investor Relations site within two hours of the completion of the conference call and will be available on the site for a limited time.

About Acuity Brands

Acuity Brands, Inc. (NYSE: AYI) is a market-leading industrial technology company. We use technology to solve problems in spaces and light. Through our two business segments, Acuity Brands Lighting and Lighting Controls (“ABL”) and the Intelligent Spaces Group (“ISG”), we design, manufacture, and bring to market products and services that make a valuable difference in people’s lives. We achieve growth through the development of innovative new products and services, including lighting, lighting controls, building management systems, and location-aware applications.
Acuity Brands, Inc. achieves customer-focused efficiencies that allow the Company to increase market share and deliver superior returns. The Company looks to aggressively deploy capital to grow the business and to enter attractive new verticals.
Acuity Brands, Inc. is based in Atlanta, Georgia, with operations across North America, Europe, and Asia. The Company is powered by approximately 13,500 dedicated and talented associates. Visit us at www.acuitybrands.com.

Press Release Exhibit 99.1
Non-GAAP Financial Measures

This news release includes the following non-generally accepted accounting principles ("GAAP") financial measures: “adjusted operating profit” and “adjusted operating profit margin” for total company and by segment; “adjusted net income;” “adjusted diluted EPS;” “earnings before interest, taxes, depreciation, and amortization (“EBITDA”);” “adjusted EBITDA;” and “free cash flow (“FCF”)”. These non-GAAP financial measures are provided to enhance the reader's overall understanding of the Company's current financial performance and prospects for the future. Specifically, management believes that these non-GAAP measures provide useful information to investors by excluding or adjusting items for amortization of acquired intangible assets, share-based payment expense, acquisition-related items, impairment on investment, and special charges associated with continued efforts to streamline the organization and integrate recent acquisitions. FCF is provided to enhance the reader’s understanding of the Company’s ability to generate additional cash from its business. Management typically adjusts for these items for internal reviews of performance and uses the above non-GAAP measures for baseline comparative operational analysis, decision making, and other activities. Management believes these non-GAAP measures provide greater comparability and enhanced visibility into the Company’s results of operations as well as comparability with many of its peers, especially those companies focused more on technology and software. Non-GAAP financial measures included in this news release should be considered in addition to, and not as a substitute for or superior to, results prepared in accordance with GAAP.

The most directly comparable GAAP measures for adjusted operating profit and adjusted operating profit margin for total company and by segment are “operating profit” and “operating profit margin,” respectively, for total company and by segment, which include the impact of amortization of acquired intangible assets, share-based payment expense, acquisition-related items, and special charges. Adjusted operating profit margin is adjusted operating profit divided by net sales for total company and by segment. The most directly comparable GAAP measures for adjusted net income and adjusted diluted EPS are “net income” and “diluted EPS,” respectively, which include the impact of amortization of acquired intangible assets, share-based payment expense, acquisition-related items, an impairment of investment, and special charges. Adjusted diluted EPS is adjusted net income divided by diluted weighted average shares outstanding. The most directly comparable GAAP measure for FCF is “net cash provided by operating activities, which includes the impact of purchases of property, plant and equipment.” The most directly comparable GAAP measure for EBITDA is “net income”, which includes the impact of net interest expense, income taxes, depreciation, and amortization of acquired intangible assets. The most directly comparable GAAP measure for adjusted EBITDA is “net income”, which includes the impact of net interest expense, income taxes, depreciation, amortization of acquired intangible assets, share-based payment expense, miscellaneous (income) expense, net, special charges, and acquisition-related items. A reconciliation of each measure to the most directly comparable GAAP measure is available in this news release. The Company’s non-GAAP financial measures may not be comparable to similarly titled non-GAAP financial measures used by other companies, have limitations as an analytical tool, and should not be considered in isolation or as a substitute for GAAP financial measures. Our presentation of such measures, which may include adjustments to exclude unusual or non-recurring items, should not be

Press Release Exhibit 99.1
construed as an inference that our future results will be unaffected by other unusual or non-recurring items.

Forward-Looking Information

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on management’s beliefs and assumptions and information currently available to management. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that the forward-looking information presented in this press release and is not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this press release.

In addition, forward-looking statements are statements other than those of historical fact and may include statements relating to goals, plans, market conditions and projections regarding Acuity Brands' strategy, and specifically include statements made in this press release regarding: performance. Generally, forward-looking statements can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “comfortable with,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe, "future," "should," "looks to," "leading to" or “continue” or the negative thereof or variations thereon or similar terminology. A number of important factors could cause actual events to differ materially from those contained in or implied by the forward-looking statements, including those factors discussed in our annual report on Form 10-K for the fiscal year ended August 31, 2021, filed on October 27, 2021 and those described from time to time in our other filings with the U.S. Securities and Exchange Commission (the “SEC”), which can be found at the SEC’s website www.sec.gov. Any forward-looking information presented herein is made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking information, whether written or oral, to reflect changes in assumptions, the occurrence of events, or otherwise.

Press Release Exhibit 99.1
ACUITY BRANDS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)

	August 31,
	2022	2021
	(Preliminary)
ASSETS
Current assets:
Cash and cash equivalents	$223.2	$491.3
Accounts receivable, less reserve for doubtful accounts of $1.2 and $1.2, respectively	665.9	571.8
Inventories	485.7	398.7
Prepayments and other current assets	87.9	82.5
Total current assets	1,462.7	1,544.3
Property, plant, and equipment, net	276.5	269.1
Other long-term assets	1,737.7	1,761.7
Total assets	$3,476.9	$3,575.1
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$397.8	$391.5
Current maturities of debt	18.0	—
Other accrued liabilities	317.8	300.7
Total current liabilities	733.6	692.2
Long-term debt	495.0	494.3
Other long-term liabilities	336.5	344.1
Total stockholders’ equity	1,911.8	2,044.5
Total liabilities and stockholders’ equity	$3,476.9	$3,575.1

Press Release Exhibit 99.1
ACUITY BRANDS, INC.
CONDENSED STATEMENTS OF INCOME
(In millions, except per-share data)

	Three Months Ended August 31,		Year Ended August 31,
	2022	2021	2022	2021
	(Unaudited)	(Unaudited)	(Preliminary)
Net sales	$1,110.3	$992.7	$4,006.1	$3,461.0
Cost of products sold	647.8	573.4	2,333.4	1,986.0
Gross profit	462.5	419.3	1,672.7	1,475.0
Selling, distribution, and administrative expenses	312.9	284.7	1,163.0	1,044.1
Special charges	—	1.8	—	3.3
Operating profit	149.6	132.8	509.7	427.6
Other expense:
Interest expense, net	6.8	5.5	24.9	23.2
Miscellaneous (income) expense, net	(6.0)	1.7	(9.1)	8.2
Total other expense	0.8	7.2	15.8	31.4
Income before income taxes	148.8	125.6	493.9	396.2
Income tax expense	33.4	27.5	109.9	89.9
Net income	$115.4	$98.1	$384.0	$306.3

Earnings per share(1):
Basic earnings per share	$3.53	$2.76	$11.23	$8.44
Basic weighted average number of shares outstanding	32.717	35.533	34.182	36.284
Diluted earnings per share	$3.48	$2.72	$11.08	$8.38
Diluted weighted average number of shares outstanding	33.159	35.999	34.645	36.554
Dividends declared per share	$0.13	$0.13	$0.52	$0.52
______________________________
(1) Earnings per share is calculated using unrounded numbers. Amounts in the table may not recalculate exactly due to rounding.

Press Release Exhibit 99.1
ACUITY BRANDS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Year Ended August 31,
	2022	2021
	(Preliminary)
Cash flows from operating activities:
Net income	$384.0	$306.3
Depreciation and amortization	94.8	100.1
Share-based payment expense	37.4	32.5
Gain on the sale or disposal of property, plant, and equipment	(2.3)	(0.1)
Asset impairments	1.7	6.0
Other	(199.3)	(36.1)
Net cash provided by operating activities	316.3	408.7
Cash flows from investing activities:
Purchases of property, plant, and equipment	(56.5)	(43.8)
Proceeds from sale of property, plant, and equipment	8.9	4.7
Acquisitions of businesses, net of cash acquired	(12.9)	(75.3)
Other investing activities	(1.7)	(3.5)
Net cash used for investing activities	(62.2)	(117.9)
Cash flows from financing activities:
Borrowings on credit facility, net of repayments	18.0	—
Issuances of long-term debt	—	493.8
Repayments of long-term debt	—	(401.1)
Repurchases of common stock	(514.8)	(434.9)
Proceeds from stock option exercises and other	12.5	3.2
Payments of taxes withheld on net settlement of equity awards	(8.6)	(4.5)
Dividends paid	(18.1)	(19.1)
Other financing activities	(1.4)	—
Net cash used for financing activities	(512.4)	(362.6)
Effect of exchange rate changes on cash and cash equivalents	(9.8)	2.4
Net change in cash and cash equivalents	(268.1)	(69.4)
Cash and cash equivalents at beginning of year	491.3	560.7
Cash and cash equivalents at end of year	$223.2	$491.3

Press Release Exhibit 99.1
ACUITY BRANDS, INC.
DISAGGREGATED NET SALES
(In millions)
The following table shows net sales by channel for the periods presented:

	Three Months Ended August 31,
	2022	2021	Increase (Decrease)	Percent Change
	(Unaudited)	(Unaudited)
ABL:
Independent sales network	$737.1	$663.1	$74.0	11.2%
Direct sales network	114.9	102.1	12.8	12.5%
Retail sales	44.0	45.7	(1.7)	(3.7)%
Corporate accounts	73.0	75.6	(2.6)	(3.4)%
Other	86.0	60.4	25.6	42.4%
Total ABL	1,055.0	946.9	108.1	11.4%
ISG	61.4	50.5	10.9	21.6%
Eliminations	(6.1)	(4.7)	(1.4)	29.8%
Total	$1,110.3	$992.7	$117.6	11.8%

	Year Ended August 31,
	2022	2021	Increase (Decrease)	Percent Change
	(Preliminary)	(Unaudited)
ABL:
Independent sales network	$2,714.1	$2,400.5	$313.6	13.1%
Direct sales network	384.2	358.1	26.1	7.3%
Retail sales	178.3	181.5	(3.2)	(1.8)%
Corporate accounts	222.7	168.7	54.0	32.0%
Other	310.8	178.5	132.3	74.1%
Total ABL	3,810.1	3,287.3	522.8	15.9%
ISG	216.1	190.0	26.1	13.7%
Eliminations	(20.1)	(16.3)	(3.8)	23.3%
Total	$4,006.1	$3,461.0	$545.1	15.7%

Press Release Exhibit 99.1
ACUITY BRANDS, INC.
Reconciliation of Non-U.S. GAAP Measures
The tables below reconcile certain GAAP financial measures to the corresponding non-GAAP measures for total company as well as our reportable operating segments:

(In millions except per share data)	Three Months Ended August 31,
	2022		2021		Increase (Decrease)	Percent Change
Net sales	$1,110.3		$992.7		$117.6	11.8%

Operating profit (GAAP)	$149.6		$132.8		$16.8	12.7%
Percent of net sales		13.5%		13.4%	10	bps
Add-back: Amortization of acquired intangible assets	10.2		10.3
Add-back: Share-based payment expense	9.9		10.2
Add-back: Acquisition-related items (1)	—		1.3
Add-back: Special charges	—		1.8
Adjusted operating profit (Non-GAAP)	$169.7		$156.4		$13.3	8.5%
Percent of net sales		15.3%		15.8%	(50)	bps

Net income (GAAP)	$115.4		$98.1		$17.3	17.6%
Add-back: Amortization of acquired intangible assets	10.2		10.3
Add-back: Share-based payment expense	9.9		10.2
Add-back: Acquisition-related items (1)	—		1.3
Add-back: Special charges	—		1.8
Add-back: Impairment on investment	—		2.0
Total pre-tax adjustments to net income	20.1		25.6
Income tax effects	(4.7)		(6.0)
Adjusted net income (Non-GAAP)	$130.8		$117.7		$13.1	11.1%

Diluted earnings per share (GAAP) (2)	$3.48		$2.72		$0.76	27.9%
Adjusted diluted earnings per share (Non-GAAP) (2) (3)	$3.95		$3.27		$0.68	20.8%

Net income (GAAP)	$115.4		$98.1		$17.3	17.6%
Interest expense, net	6.8		5.5
Income tax expense	33.4		27.5
Depreciation	13.2		14.8
Amortization	10.2		10.3
EBITDA (Non-GAAP)	179.0		156.2		22.8	14.6%
Share-based payment expense	9.9		10.2
Miscellaneous (income) expense, net	(6.0)		1.7
Special charges	—		1.8
Acquisition-related items (1)	—		1.3
Adjusted EBITDA (Non-GAAP)	$182.9		$171.2		$11.7	6.8%
______________________________
(1) Acquisition-related items include professional fees.
(2) Earnings per share is calculated using unrounded numbers. Amounts in the table may not recalculate exactly due to rounding.
(3) Adjusted diluted earnings per share is equal to adjusted net income divided by Diluted weighted average number of shares outstanding on the Condensed Consolidated Statements of Comprehensive Income.

Press Release Exhibit 99.1

(In millions)	Three Months Ended August 31,
ABL	2022	2021	Increase (Decrease)	Percent Change
Net sales	$1,055.0	$946.9	$108.1	11.4%

Operating profit	$151.4	$149.3	$2.1	1.4%
Add-back: Amortization of acquired intangible assets	7.0	7.1
Add-back: Share-based payment expense	3.3	2.7
Adjusted operating profit	$161.7	$159.1	$2.6	1.6%

Operating profit margin	14.4%	15.8%	(140)	bps
Adjusted operating profit margin	15.3%	16.8%	(150)	bps

(In millions)	Three Months Ended August 31,
ISG	2022	2021	Increase (Decrease)	Percent Change
Net sales	$61.4	$50.5	$10.9	21.6%

Operating profit	$10.3	$2.0	$8.3	NM
Add-back: Amortization of acquired intangible assets	3.2	3.2
Add-back: Share-based payment expense	1.1	0.8
Adjusted operating profit	$14.6	$6.0	$8.6	143.3%

Operating profit margin	16.8%	4.0%	1,280	bps
Adjusted operating profit margin	23.8%	11.9%	1,190	bps

Press Release Exhibit 99.1

(In millions, except per share data)	Year Ended August 31,
	2022		2021		Increase (Decrease)	Percent Change
Net sales	$4,006.1		$3,461.0		$545.1	15.7%

Operating profit (GAAP)	$509.7		$427.6		$82.1	19.2%
Percent of net sales		12.7%		12.4%	30	bps
Add-back: Amortization of acquired intangible assets	41.0		40.7
Add-back: Share-based payment expense	37.4		32.5
Add-back: Acquisition-related items (1)	—		2.2
Add-back: Special charges	—		3.3
Adjusted operating profit (Non-GAAP)	$588.1		$506.3		$81.8	16.2%
Percent of net sales		14.7%		14.6%	10	bps

Net income (GAAP)	$384.0		$306.3		$77.7	25.4%
Add-back: Amortization of acquired intangible assets	41.0		40.7
Add-back: Share-based payment expense	37.4		32.5
Add-back: Acquisition-related items (1)	—		2.2
Add-back: Special charges	—		3.3
Add-back: Impairments of investments	—		6.0
Total pre-tax adjustments to net income	78.4		84.7
Income tax effect	(18.0)		(19.3)
Adjusted net income (Non-GAAP)	$444.4		$371.7		$72.7	19.6%

Diluted earnings per share (GAAP) (2)	$11.08		$8.38		$2.70	32.2%
Adjusted diluted earnings per share (Non-GAAP) (2) (3)	$12.83		$10.17		$2.66	26.2%

Net income (GAAP)	$384.0		$306.3		$77.7	25.4%
Interest expense, net	24.9		23.2
Income tax expense	109.9		89.9
Depreciation	53.8		59.4
Amortization	41.0		40.7
EBITDA (Non-GAAP)	613.6		519.5		94.1	18.1%
Share-based payment expense	37.4		32.5
Miscellaneous (income) expense, net	(9.1)		8.2
Special charges	—		3.3
Acquisition-related items (1)	—		2.2
Adjusted EBITDA (Non-GAAP)	$641.9		$565.7		$76.2	13.5%
______________________________
(1) Acquisition-related items include professional fees.
(2) Earnings per share is calculated using unrounded numbers. Amounts in the table may not recalculate exactly due to rounding.
(3) Adjusted diluted earnings per share is equal to adjusted net income divided by Diluted weighted average number of shares outstanding on the Condensed Consolidated Statements of Comprehensive Income.

Press Release Exhibit 99.1

(In millions)	Year Ended August 31,
ABL	2022	2021	Increase (Decrease)	Percent Change
Net sales	$3,810.1	$3,287.3	$522.8	15.9%

Operating profit	$545.6	$476.2	$69.4	14.6%
Add-back: Amortization of acquired intangible assets	28.2	27.9
Add-back: Share-based payment expense	12.8	11.0
Adjusted operating profit	$586.6	$515.1	$71.5	13.9%

Operating profit margin	14.3%	14.5%	(20)	bps
Adjusted operating profit margin	15.4%	15.7%	(30)	bps

(In millions)	Year Ended August 31,
ISG	2022	2021	Increase (Decrease)	Percent Change
Net sales	$216.1	$190.0	$26.1	13.7%

Operating profit	$22.7	$9.9	$12.8	NM
Add-back: Amortization of acquired intangible assets	12.8	12.8
Add-back: Share-based payment expense	4.4	2.9
Adjusted operating profit	$39.9	$25.6	$14.3	55.9%

Operating profit margin	10.5%	5.2%	530	bps
Adjusted operating profit margin	18.5%	13.5%	500	bps

(In millions)	Year Ended August 31,
	2022	2021	Increase (Decrease)	Percent Change
Net cash provided by operating activities (GAAP)	$316.3	$408.7	$(92.4)	(22.6)%
Less: Purchases of property, plant, and equipment	(56.5)	(43.8)
Free cash flow (Non-GAAP)	$259.8	$364.9	$(105.1)	(28.8)%